UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2009

         CHESAPEAKE ENERGY CORPORATION
(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 31, 2009, Chesapeake Energy Corporation (the “Company”) amended its Seventh Amended and Restated Credit Agreement by and among the Company, Chesapeake Exploration, L.L.C. and Chesapeake Appalachia, L.L.C., as Co-Borrowers, Union Bank, N.A., as Administrative Agent, the other agents named therein and the lenders from time to time parties thereto (the “Agreement”) to amend certain of the definitions in Section 1.1 of the Agreement.  The amended definitions read as follows:

““Applicable Margin”:  for each Type of Revolving Loan, on any day, the rate per annum set forth at the appropriate intersection at the relevant column heading below based on the Applicable Rating Level as of the close of business on the immediately preceding Business Day:

Applicable Rating Level	Base Rate Loans	Eurodollar Loans
Level I	0.750%	2.250%
Level II	0.500%	2.000%
Level III	0.250%	1.750%
Level IV	0.125%	1.625%
Level V	0.000%	1.500%

““Commitment Fee Rate”:  on any day, a rate per annum equal to 0.500%.”

““Consolidated Total Capitalization”:  Consolidated Indebtedness plus stockholders’ equity of the Group Members as determined on a consolidated basis in accordance with GAAP; excluding, however, the stockholder’s equity of any Group Member attributable to such Group Member’s ownership of equity interests in any Unrestricted Subsidiary; provided, however, that all calculations of Consolidated Total Capitalization beginning December 31, 2008 shall exclude the effects of any write down of oil or gas assets which is required under Rule 4-10 (Financial Accounting and Reporting for Oil and Gas Producing Activities Pursuant to the Federal Securities Laws and the Energy Policy and Conservation Act of 1975) of Regulation S-X, promulgated by SEC regulation, or by the equivalent write down required by GAAP.”

Additionally, the Company amended Section 7.1(a) of the Agreement to read as follows:

“Consolidated Indebtedness to Total Capitalization Ratio.  Permit the ratio of (i) Consolidated Indebtedness to (ii) Consolidated Total Capitalization at any time (x) prior to the Collateral Release Date, to be greater than 0.70 to 1.0 or (y) after the Collateral Release Date, to be greater than 0.65 to 1.0.  The portion of any reduction in Consolidated Total Capitalization that results from non-cash write downs of assets related to changes in accounting practices (whether or not required under GAAP), shall not be effective for purposes of this Section 7.1(a) until 60 days after such non-cash write down is reflected on financial statements delivered pursuant to Section 6.1(a) or (b).”

Also effective March 31, 2009, pursuant to the Agreement, the Administrative Agent and Majority Lenders, as defined in the Agreement, notified the Company that the Borrowing Base will remain at $3.5 billion until the next date upon which the Borrowing Base is to be redetermined.

The Agreement was filed as Exhibit 4.1 to the Company’s Form 8-K filed on November 8, 2007 and is incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation.

Effective March 31 2009, the Company filed a Certificate of Elimination with the Oklahoma Secretary of State retiring 3,033 shares of 4.125% Cumulative Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”).  The shares were acquired by the Company as the result of a mandatory conversion of the Preferred Stock into the Company’s Common Stock.  The Certificate of Elimination is attached hereto as Exhibit 3.1.1.

Also effective March 31, 2009, the Company filed a Certificate to Eliminate Certificate of Designation with the Oklahoma Secretary of State to eliminate from the Company’s Certificate of Incorporation all matters set forth in the Company’s Certificate of Designation of 4.125% Cumulative Convertible Preferred Stock filed with the Oklahoma Secretary of State on March 29, 2004 with respect to the series of preferred stock of the company designated 4.125% Cumulative Convertible Preferred Stock, par value $0.01 per share.  The Certificate to Eliminate the Certificate of Designation is attached hereto as Exhibit 3.1.2.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On March 31, 2009, Martha A. Burger, Senior Vice President – Human and Corporate Resources of the Company entered into a sales trading plan pursuant to Rule 10b5-1 of the Securities and Exchange Act of 1934.  The plan expires on March 31, 2010 and has been approved by Chesapeake in accordance with its Insider Trading Policy.  The plan is part of Ms. Burger’s long-term strategy to diversify assets.  Other Chesapeake executives may enter into Rule 10b5-1 trading plans in the future, from time to time.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

    (d) Exhibits.  See "Index to Exhibits" attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ Jennifer M. Grigsby
Jennifer M. Grigsby Senior Vice President, Treasurer and Corporate Secretary

Date:                      March 31, 2009

EXHIBIT INDEX

Exhibit No.	Document Description

3.1.1*	Certificate of Elimination - 4.125% Cumulative Convertible Preferred Stock

3.1.2*	Certificate to Eliminate Certificate of Designation – 4.125% Cumulative Convertible Preferred Stock

4.1
Seventh Amended and Restated Credit Agreement dated November 2, 2007 among Chesapeake Energy Corporation, as the Company, Chesapeake Exploration Limited Partnership and Chesapeake Appalachia, L.L.C. as Co-Borrowers, Union Bank of California, N.A. as Administrative Agent, The Royal Bank of Scotland as Syndication Agent and Bank of America, N.A., SunTrust Bank and BNP Paribas as Co-Documentation Agents and the several lenders from time to time parties thereto.  Incorporated herein by reference to Exhibit 4.1 to the Company’s Form 8-K filed on November 8, 2007.

* Filed herewith